SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

Peet's Coffee & Tea, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 3, 2008, the Board of Directors amended the 2000 Non-Employee Director Stock Option Plan to reduce the initial stock option grant from 17,500 to 15,000 and the annual grant from 7,500 to 5,000 stock options and to clarify the vesting period of the annual stock option grants.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 3, 2008, Mr. Gordon Bowker and Mr. H. William Jesse, Jr., members of the Board of Directors of Peet's Coffee & Tea, Inc. (the "Company"), announced at a regularly scheduled meeting of the Board of Directors that each will not stand for reelection at the Company’s 2008 annual meeting.

ITEM 7.01 REGULATION FD DISCLOSURE

A press release announcing the retirements of Mr. Bowker and Mr. Jesse from the Board of Directors was issued by the Company on March 6, 2008 and furnished herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: March 6, 2008	By:	/s/ Thomas Cawley
Thomas Cawley
Chief Financial Officer